                           ARTICLES OF INCORPORATION

                                       OF

                      SANDY SPRING MARYLAND BANCORP, INC.


     The undersigned, Willard H. Derrick, whose address is 17801 Georgia Avenue, Olney, Maryland 20832, being at least 18 years of age, acting as incorporator, does hereby form a corporation under the General Laws of the State of Maryland having the following Articles of Incorporation:

                                   ARTICLE I

                                      Name

     The name of the corporation is Sandy Spring Maryland Bancorp, Inc. (herein the "Corporation").

                                   ARTICLE II

                                    Purposes

     The purposes for which the Corporation is organized are to exercise all powers of a bank holding company registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended, and to engage in any and all activities allowed for such a bank holding company under federal law and the General Laws of the State of Maryland. The Corporation shall have all the powers of a corporation organized under the General Laws of the State of Maryland.

                                  ARTICLE III

                                Principal Office

     The address of the Corporation's principal office in the State of Maryland is 17801 Georgia Avenue, Olney, Maryland 20832.

                                   ARTICLE IV

                                 Resident Agent

     The name and address of the resident agent of the Corporation in the State of Maryland are Willard H. Derrick, 17801 Georgia Avenue, Olney, Maryland 20832. The resident agent is a citizen of the State of Maryland and actually resides therein.

                                   ARTICLE V

                                 Capital Stock

     The aggregate number of shares of all classes of capital stock which the Corporation has authority to issue is 6,000,000 shares of capital stock, $1.00 par value per share, amounting in aggregate par value to $6,000,000. All of such shares are initially classified as common stock. The Board of Directors may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions and dividends, qualifications or terms or

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conditions of redemption of such shares of stock.  The consideration for the issuance of the shares shall be paid to or received by the Corporation in full before their issuance and shall not be less than the par value per share. The consideration for the issuance of the shares, other than cash, shall be determined by the Board of Directors in accordance with the General Laws of the State of Maryland. In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of such consideration shall be conclusive. Upon payment of such consideration such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, the part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

     Common Stock.  The following is a description of the preferences,
     ------------
conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the common stock of the Corporation:

     (1) Each share of common stock shall have one vote, and, except as otherwise provided in respect of any class of stock hereafter classified or reclassified, the holders of the common stock shall exclusively possess all voting power.

     (2) Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock, and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only as declared by the Board of Directors.

     (3) In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class having preference over the common stock in any such event, the full preferential amounts to which they are respectively entitled, the holders of the common stock and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, to receive the remaining assets of the Corporation available for distribution, in cash or in kind.

     (4) Each share of common stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of common stock of the Corporation.

     Serial Preferred Stock.  Subject to the foregoing, the power of the Board
     ----------------------
of Directors to classify and reclassify any of the shares of capital stock shall include, without limitation, authority to classify or reclassify any unissued shares of such stock into a class or classes of preferred stock or other stock, and to divide and classify shares of any class into one or more series of such class, by determining, fixing, or altering one or more of the following:

     (1) the distinctive designation and the number of shares constituting such class or series; provided that, unless otherwise prohibited by the terms of such or any other class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any class or series that have been redeemed, purchased, otherwise acquired or converted into shares of common stock or any other class or series shall become part of the authorized capital stock of the Corporation and be subject to classification and reclassification as provided in this paragraph;

     (2) whether or not and, if so, the rates, amounts and times at which, and the conditions under which, distributions and dividends shall be payable on shares of such class or series, whether any such distributions and

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dividends shall rank senior or junior to or on a parity with the distributions and dividends payable on any other class or series of stock, and the status of any such distributions and dividends as cumulative, cumulative to a limited extent or non-cumulative and as participating or non-participating; provided, however, that the Corporation's indebtedness to a shareholder incurred by reason of a distribution shall be on a parity with the Corporation's indebtedness to its general unsecured creditors, except to the extent subordinated by agreement;

     (3) whether or not shares of such class or series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights;

     (4) whether the shares of such class or series shall be redeemable and, if so, the price or prices at which, and the terms and conditions upon which, such shares may be redeemed;

     (5) the amount or amounts payable upon the shares of such class or series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

     (6) whether the shares of such class or series shall be entitled to the benefits of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and, if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such funds;

     (7) whether the shares of such class or series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

     (8) the subscription or purchase price and form of consideration for which the shares of such class or series shall be issued;

     (9) the status of the shares of such class or series which are redeemed or converted and whether such shares may be reissued as shares of the same or any other class or series; and

     (10) any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and these Articles.

                                   ARTICLE VI

                       Authorization of Issuance of Stock

     The shares of capital stock of the Corporation may be issued from time to time as authorized by the Board of Directors without the approval of the shareholders except to the extent that such approval is required by governing law, rule or regulation. Such authorization by the Board of Directors may be made by a majority or such other vote of the Board of Directors as may be provided in the Corporation's Bylaws.

                                  ARTICLE VII

                               Preemptive Rights

     No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any stock or other securities which

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the Board of Directors may determine to offer for subscription may, as the Board of Directors shall, in its sole discretion, determine, be offered to the holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series or types of stock or other securities at the time outstanding.

                                  ARTICLE VIII

                  Meetings of Shareholders; Cumulative Voting

     A. Special meetings of the shareholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, by a committee of the Board of Directors that has been duly designated by the Board, or in accordance with the Corporation's Bylaws.

     B. There shall be no cumulative voting by shareholders of any class or series in the election of directors of the Corporation.

                                   ARTICLE IX

                                   Directors

     A.  Number.  The initial number of directors of the Corporation shall be
         ------
eleven (11), which number may be increased or decreased from time to time by vote of the Board of Directors pursuant to the Corporation's Bylaws, but shall never be less than the minimum number permitted by the General Laws of the State of Maryland now or hereafter in force or greater than fifteen (15) (exclusive of directors, if any, to be elected by holders of preferred stock of the Corporation, voting separately as a class).

     B.  Classified Board.  The Board of Directors of the Corporation shall be
         ----------------
divided into three classes as nearly equal in number as the then total number of directors constituting the entire Board of Directors shall permit, which classes shall be designated Class I, Class II and Class III. At each annual meeting of shareholders beginning in 1992, successors to the class of directors whose term expires at such annual meeting shall be elected for a term of three years.

         (1) The following directors shall be assigned to Class I and shall serve until the 1994 annual meeting of shareholders:

     Andrew N. Adams, Jr.
     Robert L. Mitchell
     Robert L. Orndorff, Jr.

         (2) The following directors shall be assigned to Class II and shall serve until the 1993 annual meeting of shareholders:

     William M. Canby
     John Chirtea
     Willard H. Derrick
     Hunter R. Hollar

         (3) The following directors shall be assigned to Class III and shall serve until the 1992 annual meeting of shareholders.

     Charles F. Mess
     Louisa W. Riggs
     Francis Snowden

     W. Drew Stabler

     Notwithstanding the foregoing, a director whose term shall expire at any annual meeting shall continue to serve until such time as his successor shall have been duly elected and shall have qualified unless his position on the Board of Directors shall have been abolished by action taken to reduce the size of the Board of Directors prior to said meeting.

     Should the number of directors of the Corporation be reduced, the directorship(s) eliminated shall be allocated among classes as appropriate so that the number of directors in each class is as nearly equal as possible. The Board of Directors shall designate, by the name of the incumbent(s), the position(s) to be abolished. Notwithstanding the foregoing, no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Should the number of directors of the Corporation be increased, the additional directorships shall be allocated among classes as appropriate so that the number of directors in each class is as nearly equal as possible.

     Whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the Board of Directors shall consist of said directors so elected in addition to the number of directors fixed as provided above in this Article IX. Notwithstanding the foregoing, and except as otherwise may be required by applicable law, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of shareholders.

                                   ARTICLE X

                              Removal of Directors

     Subject to applicable provisions of federal law and the rights of the holders of any class separately entitled to elect one or more directors, any director or the entire Board of Directors of the Corporation may be removed, at any time, but only for cause and only by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose. For purposes of this Article X, "cause" is defined as final conviction of a felony, unsound mind, adjudication of bankruptcy, non-acceptance of office or conduct prejudicial to the interests of the Corporation. A director may only be removed by vote of shareholders after service of specific charges, adequate notice, and full opportunity to refute the charges.

                                   ARTICLE XI

                      Vacancies in the Board of Directors

     Subject to the rights of the holders of any class separately entitled to elect one or more directors, any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the directors then in office, whether or not a quorum, or by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors. A director so chosen by shareholders shall hold office for the remainder of the term of the class to which the director is assigned. A director elected by the Board of Directors to fill a vacancy resulting from the removal of a director shall hold office for the remainder of the term of the removed director. A director elected by the Board of Directors to fill a vacancy resulting from any cause other than removal of a director shall hold office for a term expiring at the following annual meeting of shareholders.

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

                                  ARTICLE XII

                        Approval of Certain Transactions

     The affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of voting stock of the Corporation is required to authorize (a) a merger or consolidation of the Corporation with, or (b) a sale, exchange or lease of all or substantially all of the assets of the Corporation to, any person or entity unless approval of any transaction enumerated in clauses (a) or (b) above is recommended by at least a majority of the entire Board of Directors. For purposes of this Article XII, "substantially all of the assets" shall mean assets having a fair market value or book value, whichever is greater, of twenty-five percent (25%) or more of the total assets of the Corporation as reflected on a balance sheet of the Corporation as of a date no earlier than forty-five (45) days prior to any acquisition of such assets.

                                  ARTICLE XIII

           Approval of Business Combinations with Controlling Parties

     The shareholder vote required to approve Business Combinations (as hereinafter defined) with Controlling Parties (as hereinafter defined) shall be as set forth in this Article XIII.

             A. (1) Except as otherwise expressly provided in this Article XIII, the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of all voting stock of the Corporation and the affirmative vote of the holders of not less than sixty-seven percent (67%) of the outstanding shares of voting stock of the Corporation not including shares deemed beneficially owned by a Controlling Party (as hereinafter defined), shall be required in order to authorize any of the following transactions, if any such transactions involves a Controlling
     Party:

                   (a)   any merger or consolidation of the Corporation;

                   (b) any sale, lease, exchange, transfer or other disposition, including without limitation, a mortgage, or any other security device, of all or substantially any of the assets of the Corporation (as defined in Article XII of these Articles);

                   (c) any reverse stock split involving the common stock of the Corporation; and

                   (d) any agreement, contract or other arrangement providing for any of the transactions described in this Article XIII.

               (2) The term "Business Combination" as used in this Article XIII shall mean any transaction which is referred to in any one or more of subparagraphs (a) through (d) above.

             B. The provisions of Part A of this Article XIII shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by any other provision of these Articles, any provision of law, or any agreement with any regulatory agency or national securities exchange, if all of the conditions specified in either of the following paragraphs (1) and (2) are met with respect to such Business Combination:

               (1) The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined) at a meeting at which a Continuing Director Quorum (as hereinafter defined) is present.

               (2)   All of the following conditions shall have been met:

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                   (a)   The aggregate amount of (x) cash and (y) fair market
               value (as determined by the Continuing Directors in good faith) as of the date of the consummation of any Business Combination of consideration other than cash, to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest amount determined under clauses (i),
               (ii) and (iii) below:

                         (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Controlling Party for any share of Common Stock acquired by it (A) within the three-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (B) in the transaction in which it became a Controlling Party, whichever is higher;

                         (ii) the fair market value (as determined by the Continuing Directors in good faith) per share of Common Stock on the Announcement Date or on the date on which the Controlling Party became a Controlling Party, whichever is higher; and

                         (iii) (if applicable) the price per share equal to the fair market value (as determined by the Continuing Directors in good faith) per share of Common Stock determined pursuant to clause (2)(a)(ii) above, multiplied by the ratio of (1) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Controlling Party for any shares of Common Stock acquired by it within the three-year period immediately prior to the Announcement Date to (2) the total shareholder's equity per share of common stock (determined in accordance with generally accepted accounting principles) on the first day in such three-year period on which the Controlling Party acquired any shares of Common Stock.

                    (b) The aggregate amount of (x) cash and (y) fair market
               value (as determined by the Continuing Directors in good faith) as of the date of the consummation of any Business Combination of consideration other than cash to be received per share by holders of shares of any class or series of outstanding preferred stock shall be at least equal to the highest amount determined under clauses (i), (ii), (iii) and (iv) below:

                         (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Controlling Party for any shares of such class or series of preferred stock acquired by it (1) within the three-year period immediately prior to the Announcement Date or (2) in the transaction in which it became a Controlling Party, whichever is higher;

                         (ii) the highest preferential amount per share to which the holders of shares of such class or series of Preferred Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation regardless of whether the Business Combination to be consummated constitutes such an event;

                         (iii) the fair market value (as determined by the Continuing Directors in good faith) per share of such class or series of preferred stock on the Announcement Date or on the date on which the Controlling Party became a Controlling Party, whichever is higher; and

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

                         (iv) (if applicable) the price per share equal to the fair market value (as determined by the Continuing Directors in good faith) per share of such class or series of preferred stock determined pursuant to clause (2)(b)(iii) above, multiplied by the ratio of (A) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Controlling Party for any shares of such class or series of preferred stock acquired by it within the three-year period immediately prior to the Announcement Date to (B) the fair market value (as determined by the Continuing Directors in good faith) per share of such class or series of preferred stock on the first day in such three-year period upon which the Controlling Party acquired any shares of such class or series of preferred stock.

                    The provisions of this sub-paragraph 2(b) shall be required to be met with respect to every class or series of outstanding preferred stock of the Corporation, whether or not the Controlling Party has previously acquired any shares of a particular class or series of preferred stock.

          C. For the purposes of this Article XIII, the following definitions apply:

              (1) The term "Controlling Party" shall mean and include (a) any individual, corporation, partnership or other person or entity that together with its "affiliates" (as that term is defined in Rule 12b-2 of the General Rules and Regulations under the Securities Act of 1934), "beneficially owns" (as that term is defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934) in the aggregate twenty percent (20%) or more of the outstanding shares of the common stock of the Corporation; and (b) any "affiliate" (as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934) of any such individual, corporation, partnership or other person or entity. Without limitation, any shares of the common stock of the Corporation which any Controlling Party has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed "beneficially owned" by such Controlling Party.

              (2) The term "Continuing Director" shall mean any member of the Board of Directors of the Corporation who is not a Controlling Party or in any manner affiliated or associated with or a representative of the Controlling Party and was a member of the Board of Directors prior to the time that the Controlling Party became a Controlling Party, and any successor of a Continuing Director who is unaffiliated with the Controlling Party and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

              (3) The term "Continuing Director Quorum" shall mean two-thirds of the Continuing Directors capable of exercising the powers conferred on them.

                                  ARTICLE XIV

                      Evaluation of Business Combinations

     The Board of Directors of the Corporation shall consider all factors it deems relevant in evaluating any proposed tender offer or exchange offer for the stock of the Corporation or any subsidiary, any proposed merger or consolidation of the Corporation or a subsidiary with or into another entity and any proposal to purchase or otherwise acquire all or substantially all the assets of the Corporation or any subsidiary. The Board of Directors shall evaluate whether the proposal is in the best interests of the Corporation and its subsidiaries by considering the best interests of the shareholders and other factors the directors determine to be relevant, including the social, legal and economic effects on employees, customers, depositors, and communities served by the Corporation and any subsidiary. The Board of Directors shall evaluate the consideration being offered to the shareholders in relation to the then current market value of the Corporation or any subsidiary, the then current market value of the stock of the Corporation or any subsidiary in a freely negotiated transaction, and the Board of Directors' estimate of the future value of stock of the Corporation or any subsidiary as an independent entity.

                                  ARTICLE XV

                                Indemnification

     Subject to applicable provisions of federal law, the Corporation shall indemnify to the fullest extent permissible under the Maryland General Corporation Law any individual who is or was a director, officer, employee, or agent of the Corporation, and any individual who serves or served at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, in any proceeding in which the individual is made a party as a result of his service in such capacity. An individual will not be indemnified if (i) it is established that the act or omission at issue was material to the matter giving rise to the proceeding and (a) was committed in bad faith, or (b) was the result of active and deliberate dishonesty; (ii) the individual actually received an improper personal benefit in money, property, or services; or (iii) in the case of a criminal proceeding, the individual had reasonable cause to believe that the act or omission was unlawful. In the event any litigation is brought against a director of this Corporation, authorization is hereby made to advance all expenses needed by the director to defend the lawsuit. There shall be no obligation to repay the expenses forwarded, unless it shall be determined ultimately by the Corporation, in accordance with the provisions of this Article XV and the Maryland General Corporation Law, that the director shall not be entitled to indemnification.

     The rights of indemnification provided for in this Article XV shall not be exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of shareholders or disinterested directors, or otherwise. Rights of indemnification under this Article XV shall continue as to a person who has ceased to serve in one of the capacities listed in the immediately preceding paragraph and shall inure to the benefit of the heirs, executors and administrators of such person.

                                  ARTICLE XVI

               Limitations on Liability of Officers and Directors

     An officer or director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of their fiduciary duty as an officer or director, unless: (i) it is proved that the individual officer or director actually received an improper benefit or profit in money, property or services from the Corporation, or (ii) a judgment or other final adjudication adverse to the individual officer or director is entered in a proceeding based on a finding in the proceeding that the individual's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. If the General Laws of the State of Maryland are amended to further eliminate or limit the personal liability of officers and directors, then the liability of officers and directors of the Corporation shall be eliminated or limited to the fullest extent permitted by Maryland law, as so amended.

     Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of an officer or director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE XVII

                          Special Quorum Requirements

     Any meeting of shareholders, whether annual or special, called to consider a vote in favor of a reverse stock split or merger or consolidation of the Corporation with, or a sale, exchange or lease of substantially all of the assets of the Corporation as defined under Article XII of these Articles to, any person or entity that is not recommended by the Board of Directors of the Corporation by the required vote applicable to the proposed transaction under
Article XII or Article XIII of these Articles, shall require attendance in person or by proxy of the holders of eighty percent (80%) of the outstanding shares of voting stock of the Corporation in order for a quorum for the conduct of business to exist. Such a meeting may not be adjourned with notice if a quorum is not present.

                                 ARTICLE XVIII

                              Amendment of Bylaws

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of the Corporation. Notwithstanding any other provision of these Articles or the Corporation's Bylaws (and notwithstanding the fact that some lesser percentage may be specified by law), the Bylaws shall not be made, repealed, altered, amended or rescinded by the shareholders of the Corporation except by the vote of the holders of not less than eighty percent (80%) of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting) or by a majority vote of the Board of Directors.

                                  ARTICLE XIX

                     Amendment of Articles of Incorporation

     The Corporation reserves the right to repeal, alter, amend or rescind any provision contained in these Articles in the manner now or hereafter prescribed by law, and all rights conferred on shareholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles VI, IX, XII, XIII, XIV and this Article XIX of these Articles may not be repealed, altered, amended or rescinded in any respect unless the same is approved by the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) cast at a meeting of the shareholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting).

     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Laws of the State of Maryland, do make these Articles, hereby declaring and certifying that this is my act and deed, and accordingly have hereunto set my hand this 22 day of January, 1992.



                              /s/ Willard H. Derrick
                              -------------------------------------
                              Willard H. Derrick

                        AGREEMENT AND ARTICLES OF MERGER
                                    BETWEEN
                      SANDY SPRING MARYLAND BANCORP, INC.
                                      AND
                           SANDY SPRING BANCORP, INC.

     SANDY SPRING MARYLAND BANCORP, INC., a corporation duly organized and existing under the laws of the State of Maryland ("Sandy Spring-Maryland"), and SANDY SPRING BANCORP, INC., a corporation duly organized and existing under the laws of the State of Delaware ("Sandy Spring-Delaware"), do hereby certify that:

FIRST:  Sandy Spring-Maryland and Sandy Spring-Delaware agree to merge.

        SECOND: The name and place of incorporation of each party to this Agreement and Articles of Merger are SANDY SPRING MARYLAND BANCORP, INC., a Maryland corporation, and SANDY SPRING BANCORP, INC., a Delaware corporation. Sandy Spring-Maryland shall be the successor corporation in the merger.

        THIRD: The date of incorporation of Sandy Spring-Delaware was September 10, 1987. Sandy Spring-Delaware is incorporated under the Delaware General Corporation Law. Sandy Spring-Delaware was registered or qualified to do business in Maryland on November 30, 1987.

        FOURTH: Sandy Spring-Maryland has its principal office in Maryland in Montgomery County, and Sandy Spring-Delaware has its principal office in Maryland in Montgomery County. Sandy Spring-Delaware does not own an interest in land in Maryland.

        FIFTH: The terms and conditions of the transaction set forth in this Agreement and Articles of Merger were advised, authorized, and approved by each corporation party to the Agreement and Articles of Merger in the manner and by the vote required by its charter and the laws of the state of its incorporation. The manner of approval was as follows:

          (a) The Board of Directors of Sandy Spring-Maryland at a meeting held on January 29, 1992, by vote of a majority of the entire Board of Directors, adopted a resolution that approved the Agreement and Articles of Merger. There are no shareholders of Sandy Spring-Maryland. The Board of Directors of Sandy Spring-Delaware at a meeting held on January 29, 1992, by vote of a majority of the entire Board of Directors, adopted resolutions approving the Agreement and Articles of Merger, declaring that the proposed merger was advisable on substantially the terms and conditions set forth or referred to in the resolution, and directing that the proposed merger be submitted for consideration at the annual meeting of the shareholders of Sandy Spring-Delaware.

          (b) Notice stating that a purpose of the annual meeting was to act on the proposed merger was given by Sandy Spring-Delaware as required by law.

          (c) The proposed merger was approved by the shareholders of Sandy Spring-Delaware at the annual meeting of shareholders held on April 15, 1992 by at least a majority of all the votes entitled to be cast on the matter.

        SIXTH:   Article I of the Articles of Incorporation of Sandy Spring-
Maryland is to be amended as follows as part of the merger:

                                    ARTICLE I

                                      Name

     The name of the Corporation is Sandy Spring Bancorp, Inc. (herein the "Corporation").

        SEVENTH: The total number of shares of stock of all classes that Sandy Spring-Maryland has authority to issue is 6,000,000 shares, all of which shares are initially classified as Common Stock (par value $1.00 per share), with authority in the Board of Directors to classify and reclassify any unissued shares. The aggregate par value of all the shares of stock of all classes of Sandy Spring-Maryland is $6,000,000. The total number of shares of stock of all classes that Sandy Spring-Delaware has authority to issue is 6,000,000 shares, of which 1,000,000 shares are Preferred Stock (par value $1.00 per share) and 5,000,000 shares are Common Stock (par value $1.00 per share). The aggregate par value of all the shares of stock of all classes of Sandy Spring-Delaware is $6,000,000.

        EIGHTH: The merger does not amend the charter of the successor, Sandy Spring-Maryland, in a manner that changes any information relating to capital stock.

        NINTH: The terms and conditions of the merger, the mode of carrying the same into effect and the manner and basis of converting or exchanging issued stock of the merging corporations into different stock of a corporation, or other consideration and the treatment of any issued stock of the merging corporations not to be converted or exchanged are as follows:

          (a) There will be no issued and outstanding shares of Common Stock or Preferred Stock of Sandy Spring-Maryland prior to the effective date of the merger.

          (b) Each issued and outstanding share of Common Stock of Sandy Spring-Delaware on the effective date of the merger shall, upon effectiveness and without further act, be automatically converted into and become one share of Common Stock of Sandy Spring-Maryland. Since no shares of Preferred Stock of Sandy Spring-Delaware will be issued and outstanding prior to the effective date of the merger, no such shares shall be converted into shares of Preferred Stock of Sandy Spring-Maryland.

          (c) Certificates representing shares of Common Stock of Sandy Spring-Delaware before the merger will represent shares of Common Stock of Sandy Spring-Delaware after the merger, and it will not be necessary for shareholders of Sandy Spring-Delaware to surrender or exchange their existing stock certificates for new stock certificates of Sandy Spring-Maryland Common Stock.

        TENTH:   The merger shall become effective at 5:00 p.m. Eastern Time on
May 13, 1992.

        ELEVENTH:   Sandy Spring-Maryland agrees that it may be served with
process in Delaware in any proceeding for enforcement of any obligation of Sandy Spring-Delaware, as well as for enforcement of any obligation of the surviving or resulting corporation arising from the merger, and irrevocably appoints the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other proceedings. The address to which a copy of such process shall be mailed by the Secretary of State of the State of Delaware is: Sandy Spring Bancorp, Inc., 17801 Georgia Avenue, Olney, Maryland 20832,
Attention: Willard H. Derrick.

     IN WITNESS WHEREOF, SANDY SPRING MARYLAND BANCORP, INC. and SANDY SPRING BANCORP, INC. have caused these presents to be signed in their respective names and on their respective behalves by their respective presidents and witnessed by their respective secretaries on May 1, 1992.

WITNESS:                            SANDY SPRING MARYLAND BANCORP, INC.
                                    (a Maryland corporation)

/s/ Marjorie S. Cook                By:/s/ Willard H. Derrick
- -----------------------                ----------------------------------
Marjorie S. Cook                     Willard H. Derrick
Secretary                            Chairman and Chief Executive Officer

WITNESS:                            SANDY SPRING BANCORP, INC.
                                    (a Delaware corporation)

/s/ Marjorie S. Cook                By:/s/ Willard H. Derrick
- -----------------------                -------------------------------------
Marjorie S. Cook                     Hunter R. Hollar
Secretary                            President

     THE UNDERSIGNED, Chairman and Chief Executive Officer of SANDY SPRING MARYLAND BANCORP, INC., who executed on behalf of the Corporation the foregoing Agreement and Articles of Merger of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Agreement and Articles of Merger to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                         /s/ Willard H. Derrick
                                         ---------------------------------------
                                         Willard H. Derrick
                                         Chairman and Chief Executive Officer


     THE UNDERSIGNED, President of SANDY SPRING BANCORP, INC., who executed on behalf of the Corporation the foregoing Agreement and Articles of Merger of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Agreement and Articles of Merger to be the corporate act and deed of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                         /s/ Hunter R. Hollar
                                         ---------------------------------------
                                         Hunter R. Hollar
                                         President


     THE UNDERSIGNED, Secretary of SANDY SPRING BANCORP, INC., hereby certifies that, pursuant to the requirements of Sections 251(c) and 252(c) of the Delaware General Corporation Law, a majority of the outstanding stock of Sandy Spring-Delaware entitled to vote thereon was voted for the adoption of the Agreement and Articles of Merger.

                                         /s/ Marjorie S. Cook
                                         ---------------------------------------
                                         Marjorie S. Cook
                                         Secretary

                           SANDY SPRING BANCORP, INC.

                             ARTICLES OF AMENDMENT

     Sandy Spring Bancorp, Inc, a Maryland corporation (the "Corporation"), having its principal office in Olney, Montgomery County, Maryland, does hereby certify to the State Department of Assessments and Taxation that:

     FIRST: The charter of the Corporation is hereby amended to cause the first sentence of Article V thereof to read as follows:

          "The aggregate number of shares of all classes of capital stock which the corporation has authority to issue is 15,000,000 shares of capital stock, $1.00 par value per share, amounting in aggregate par value to $15,000,000."

     SECOND: The foregoing amendment was advised by the Board of Directors of the Corporation and approved by the shareholders of the Corporation.

     THIRD: Immediately prior to adoption of the foregoing amendments the Bank was authorized to issue six million shares of stock, par value $1.00 per share, all of which were initially designated as common stock. Following such amendment, the Corporation is authorized to issue fifteen million shares of stock, par value $1.00 per share, all of which are initially designated as common stock. The Board of Directors of the Corporation may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions and dividends, qualifications or terms or conditions of redemption of such shares of stock.

     The aggregate par value of all shares of all classes of stock which the Corporation is authorized to issue is $15,000,000.

     The undersigned officers of Sandy Spring Bancorp, Inc. hereby acknowledge under penalties of perjury that the foregoing Articles of Amendment constitute the corporate act of said corporation.


ATTEST:  [Seal]


/s/ Marjorie S. Cook                    /s/ Hunter R. Hollar
- ----------------------------            -------------------------------------
Marjorie S. Cook, Secretary             Hunter R. Hollar
                                        President and Chief Executive Officer

State Department of Assessments and Taxation
Approved For Record 6/18/96 at 11:05 a.m.


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